Exhibit 10.6

Power of Attorney

The undersigned, Ratanaphon Wongnapachant, a citizen of Thailand and a holder of 287,500 shares of interests of Digiwork (Thailand) Co., Ltd. (the “Thai Company”) (the “Shareholding”), hereby irrevocably authorizes any natural person appointed by Enigma Technology International Corporation (the “BVI Company”) to exercise the following rights during the term of this Power of Attorney:

Any natural person appointed by the BVI Company is hereby authorized to exercise on behalf of the undersigned as his sole and exclusive agent the rights in respect of the Shareholding including without limitation: (1) attend shareholders’ meeting of the Thai Company and sign resolutions thereof on behalf of the undersigned; (2) exercise all rights of the undersigned as a shareholder of the Thai Company according to laws and the articles of association of the Thai Company, including without limitation the rights to vote and to sell, transfer, pledge or dispose all or any part of the Shareholding; and (3) designate and appoint on behalf of the undersigned the legal representative, chairperson, director, supervisor, chief executive officer and any other senior management of the Thai Company.

Subject to the powers and authorities provided under this Power of Attorney, any natural person appointed by the BVI Company will have the right to sign on behalf of the undersigned any transfer agreement contemplated under the Exclusive Purchase Option Agreement to which the undersigned will be a party, and to perform the Equity Pledge Agreement and the Exclusive Purchase Option Agreement, each of which is dated the date hereof and to which the undersigned is a party.  Exercise of such right will not have any restriction upon this Power of Attorney.

Unless otherwise provided under this Power of Attorney, any natural person appointed by the BVI Company has the right to transfer, apply or otherwise dispose any cash dividend, bonus and any other non-cash gain arising from the Shareholding without reliance of any oral or written instruction from the undersigned.

Unless otherwise provided under this Power of Attorney, any natural person appointed by the BVI Company has the right to take any action regarding the Shareholding according to his/her own judgment without any oral or written instruction from the undersigned.

Any and all the actions associated with the Shareholding made by any natural person appointed by the BVI Company will be deemed as the action of the undersigned, and any and all documents relating to the Shareholding executed by any natural person appointed by the BVI Company shall be deemed to be executed and acknowledged by the undersigned.

Any natural person appointed by the BVI Company may delegate this power of attorney by assigning his/her rights relating to the conduct of the aforesaid matter and exercise of the Shareholding to any other person or entity at his/her own discretion without prior notice to or consent from the undersigned.

This Power of Attorney is irrevocable and effective as of the date hereof as long as the undersigned is a shareholder of the Thai Company.  This Power of Attorney supersedes any other power of attorney previously signed by the undersigned.

During the term of this Power of Attorney, the undersigned hereby waives all of the rights associated with the Shareholding which have been authorized to any natural person appointed by the BVI Company and will not exercise any such right by himself.

By:
Ratanaphon Wongnapachant
Dated: May 15, 2017